Exhibit 99.1

BRT REALTY TRUST REPORTS
THIRD QUARTER RESULTS

Great Neck, New York – August 9, 2012 – BRT REALTY TRUST (NYSE:BRT), a real estate investment trust that originates and holds for investment short-term senior mortgage loans secured by commercial and multi-family real estate and participates as an equity investor in joint ventures which acquire multi-family residential properties and other real estate assets, today announced operating results for the three months ended June 30, 2012.

Operating Results:

Total revenues for the three months ended June 30, 2012 were approximately $5.55 million, an increase of $211,000 or 4.0% from $5.34 million the corresponding quarter in the prior year.  The increase is due to a $1.91 million, or 250%, increase in rental revenue from real estate properties due to the multi-family residential properties acquired in March 2012.  Partially offsetting the increase was an $814,000 decrease in interest on real estate loans and the recovery of $1 million with respect to previously provided allowances recognized in the corresponding period of the prior year.

During the current quarter, the Trust originated approximately $20.1 million in loans compared to $23.6 million in the corresponding quarter in the prior year.

Total expenses for the three months ended June 30, 2012 were approximately $6.76 million, an increase of approximately $3.25 million, or 92.6%, from $3.51 million in the quarter ended June 30, 2011.  The increase is primarily due to an aggregate of $2.7 million in increases in interest on borrowed funds, amortization and depreciation, and operating expenses related to real estate owned attributable to the multi-family residential properties acquired in March 2012 and property acquisition costs of $471,000 related to the Trust’s acquisition of a multi-family residential property during the current quarter.

Net loss attributable to common shareholders was $142,000 or $0.01 per share in the current quarter, compared to net income of $3.17 million or $0.23 per share in the corresponding prior year period.

Funds from Operations:

Funds from Operations (“FFO”) was $803,000 in the third quarter of 2012 compared to $2.72 million in the third quarter of 2011. FFO per diluted share was $0.06 in the third quarter of 2012 compared to $0.19 in the same period in 2011.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release.

About BRT Realty Trust:

BRT Realty Trust is a business trust organized in Massachusetts. BRT’s primary business is to originate and hold for investment senior mortgage loans secured by commercial and multi-family real estate property in the United States.  Beginning in the quarter ended March 31, 2012, BRT expanded its activities by acquiring for investment, with venture partners, multi-family residential properties.  Interested parties are encouraged to review the Form 10-Q for the quarter ended June 30, 2012 filed with the Securities and Exchange Commission for additional information.  The Form 10-Q, as well as additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: www.BRTRealty.com.

Non-GAAP Financial Measures:

In view of its recent equity investments in joint ventures which have acquired multi-family residential properties, BRT has and anticipates that in the future it will disclose funds from operations (“FFO”) because it believes that FFO is a widely recognized and appropriate measure of the performance of an equity REIT.  BRT believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, many of which present FFO when reporting their results. FFO is intended to exclude historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

BRT has determined FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as net income (or loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding lending activities and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including our loan origination and property acquisition activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in BRT’s Annual Report on Form 10-K for the year ended September 30, 2011 and our Quarterly Report on Form 10-Q for the period ended March 31, 2012.

Contact:  David W. Kalish – (516) 466-3100
BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues:
Interest and fees on loans	$2,562	$3,518	$7,016	$6,938
Rental revenue from real estate properties	2,668	763	4,455	2,576
Recovery of previously provided allowance	9	1,002	19	3,568
Other income	316	61	906	411
Total revenues	5,555	5,344	12,396	13,493

Expenses:
Interest on borrowed funds	1,416	452	2,758	1,651
Property acquisition costs	471	-	2,264	-
General and administrative expenses	1,734	1,585	5,414	4,645
Operating expenses relating to real estate properties	1,733	889	3,478	2,655
Other expenses	333	399	777	1,218
Depreciation and amortization	1,077	183	1,441	555
Total expenses	6,764	3,508	16,132	10,724

Total revenues less total expenses	(1,209)	1,836	(3,736)	2,769

Equity in earnings (loss) of unconsolidated ventures	20	60	(95)	195
Gain on sale of available-for-sale securities	96	176	420	1,190
Gain on sale of loan	-	-	3,192	-
Loss on extinguishment of debt	-	-	-	(2,138)
(Loss) income from continuing operations	(1,093)	2,072	(219)	2,016

Discontinued operations:
Gain on sale of real estate assets	302	645	792	1,342
Discontinued operations	302	645	792	1,342

Net (loss) income	(791)	2,717	573	3,358

Plus: net loss attributable to non-controlling interests	649	455	2,131	1,153

Net (loss) income attributable to common shareholders	$(142)	$3,172	$2,704	$4,511

Basic and diltued per share amounts attributable to common shareholders:

(Loss) Income from continuing operations	$(0.03)	$0.18	$0.13	$0.22
Discontinued operations	0.02	0.05	0.06	0.10
Basic and diluted (loss) income per share	$(0.01)	$0.23	0.19	0.32

Amounts attributable to BRT Realty Trust:
(Loss) Income from continuing operations	$(444)	$2,527	$1,912	$3,169
Discontinued operations	302	645	792	1,342
Net (loss) income	$(142)	$3,172	$2,704	$4,511

Funds from operations - Note 1	$803	$2,725	$3,627	$3,760

Funds from operations per share - basic and diluted - Note 2	$0.06	$0.19	$0.25	$0.26

Weighted average number of
common shares outstanding:
Basic and diluted	14,056,357	14,070,774	14,029,364	14,031,861

Note 1:
Funds from operations is summarized in the following table:
Net (loss) income	$(142)	$3,172	$2,704	$4,511
Add: depreciation of properties	1,074	177	1,430	528
Add: our share of depreciation in unconsolidated joint ventures	157	10	237	29
Add: amortization of capitalized leasing expenses	16	11	48	34
Deduct: net gain on sales of real estate	(302)	(645)	(792)	(1,342)
Funds from operations	$803	$2,725	$3,627	$3,760

Note 2:
Funds from operations is summarized in the following table:
Net (loss) income	$(0.01)	$0.23	$0.19	$0.32
Add: depreciation of properties	0.08	0.01	0.10	0.04
Add: our share of depreciation in unconsolidated joint ventures	0.01	-	0.02	-
Add: amortization of capitalized leasing expenses	-	-	-	-
Deduct: net gain on sales of real estate	(0.02)	(0.05)	(0.06)	(0.10)
Funds from operations per common share basic and diluted	$0.06	$0.19	$0.25	$0.26